SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the registrant [x]

Filed by a party other than the registrant [ ]

Check the appropriate box:

  [ ]  Preliminary Proxy Statement

  [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)2))

  [x]  Definitive Proxy Statement

  [ ]  Definitive Additional Materials

  [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12

                                 MGI Properties
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


Payment of filing fee (check the appropriate box):

  [x]  No fee required

  [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11

  (1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
  (2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
  (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

  [ ]  Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount Previously Paid:

--------------------------------------------------------------------------------
  (2)  Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
  (3)  Filing Party:

--------------------------------------------------------------------------------
  (4)  Date Filed:

                                MGI PROPERTIES

                             One Winthrop Square
                         Boston, Massachusetts 02110

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 March 27, 1997

To the Shareholders of
 MGI Properties:

   Notice is Hereby Given that the Annual Meeting of Shareholders (the "Annual Meeting") of MGI Properties (the "Trust") will be held at the Boston Harbor Hotel, 70 Rowes Wharf, Boston, Massachusetts, on March 27, 1997 at 10:00 A.M. for the following purposes:

     1. To elect two Trustees;


     2. To ratify and approve the adoption of the Trust's 1997 Employee Stock Option, Stock Appreciation Rights and Restricted Stock Plan; and


     3. To consider and act upon such other business as may properly come before the Annual Meeting.

   Only shareholders of record at the close of business on February 12, 1997 will be entitled to vote at the Annual Meeting.

   If you do not expect to attend the Annual Meeting, please sign and promptly mail the enclosed proxy in order that your shares may be voted for you. A return envelope is provided for your convenience.

                                            By Order of the Trustees,

                                            W. Pearce Coues
                                            Chairman of the Board of Trustees

   Dated: Boston, Massachusetts
          February 24, 1997

   MGI PROPERTIES is a Massachusetts trust and all persons dealing with the Trust must look solely to the property of this Trust for the enforcement of any claims against the Trust. Neither the Trustees, officers, agents nor shareholders of this Trust assume any personal liability for obligations entered into on its behalf.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                MGI PROPERTIES

                             One Winthrop Square
                         Boston, Massachusetts 02110

                         ANNUAL MEETING OF SHAREHOLDERS
                                 March 27, 1997

                                 PROXY STATEMENT

   This Proxy Statement is being mailed to the shareholders of MGI Properties (the "Trust") on or about February 24, 1997, in connection with the solicitation by the Trust's Board of Trustees (the "Board of Trustees") of proxies for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Boston Harbor Hotel, 70 Rowes Wharf, Boston, Massachusetts, on March 27, 1997. The meeting has been called for the following purposes: (1) to elect two Trustees; (2) to ratify and approve the adoption of the Trust's 1997 Employee Stock Option, Stock Appreciation Rights and Restricted Stock Plan (the "1997 Plan"); and (3) to consider and act upon such other business as may properly come before the Annual Meeting.

                          PROXIES AND VOTING RIGHTS


   The voting securities of the Trust outstanding on February 12, 1997 consisted of 13,595,454 of the Trust's Common Shares (the "Common Shares") entitling the holders thereof to one vote per Common Share. Shareholders of record at the close of business on February 12, 1997 are entitled to notice of and to vote at the Annual Meeting. A majority of the outstanding Common Shares is required to be represented to constitute a quorum for the holding of the Annual Meeting. The affirmative vote of the holders of Common Shares representing not less than 66-2/3% of the total votes authorized to be cast by shares of all classes which are present in person or by proxy and entitled to vote and voting on the election of Trustees (Proposal 1) is required for the election of each nominee for Trustee (i.e., 66-2/3% of the votes cast). In the event that no nominee for a particular trusteeship receives the requisite number of votes for election to such trusteeship at the Annual Meeting, the incumbent Trustee shall remain in office until the next annual meeting of the Trust's shareholders and until a successor is elected and qualified. At that annual meeting, such nominee would stand for election for the remainder of such term, together with the nominees for the class whose term then expires.


   The affirmative vote of the holders of Common Shares representing not less than a majority of the total votes authorized to be cast of all classes which are present in person or by proxy and entitled to vote and voting on the adoption of the 1997 Plan (Proposal 2) is required for the adoption of the 1997 Plan.


   With regard to the election of Trustees, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on Proposal 2 and will be counted as present for purposes of this item. Because the adoption of the 1997 Plan requires the approval of a majority of the Common Shares present in person or by proxy and entitled to vote and voting, abstentions will have the effect of a negative vote. Under the rules of the New York Stock Exchange, brokers who hold Common Shares in street name for customers have the authority to vote, under certain circumstances, on items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on Proposals 1 and 2.

   All proxies delivered pursuant to this solicitation may be revoked by the person executing the same by notice in writing received at the office of the Trust at any time prior to exercise. If not revoked, the Common Shares represented thereby will be voted at the Annual Meeting. All proxies will be voted in accordance with the instructions specified thereon.

   All expenses in connection with the solicitation will be borne by the Trust. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Trust may also solicit proxies by telephone, telecopier or in person, without additional compensation. Beacon Hill Partners, Inc., a proxy solicitation firm, will assist the Trust in soliciting proxies with respect to Common Shares held of record by brokers or other nominees at a cost of $4,000, plus reasonable out-of-pocket expenses.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information concerning ownership of the Common Shares as of February 12, 1997 by (i) each executive officer of the Trust, (ii) each Trustee of the Trust, (iii) all executive officers and Trustees of the Trust as a group, and (iv) each person who, to the knowledge of management, owned beneficially more than 5% of the Common Shares. Unless otherwise indicated, the address of each person listed below is One Winthrop Square, Boston, Massachusetts 02110.


                                                     Common Shares         Percent of
               Beneficial Owner(1)                 Beneficially Owned       Class(2)
-------------------------------------------------  ------------------- ------------------
W. Pearce Coues                                        363,324(3)             2.6%
Phillip C. Vitali                                      164,961(4)             1.2%
Robert Ware                                            173,500(5)             1.3%
Karl W. Weller                                          80,404(6)              *
George S. Bissell                                       21,000(7)              *
Herbert D. Conant                                       20,500(8)              *
Francis P. Gunning                                      21,000(7)              *
Colin C. Hampton(9)                                     26,000(7)              *
George M. Lovejoy, Jr.                                  20,300(7)              *
William F. Murdoch, Jr.                                 21,000(7)              *
Rodger P. Nordblom                                      21,400(7)              *
Davenport & Co. of Virginia, Inc.                      740,831(10)            5.5%
 901 E. Cary Street Suite 1110
 Richmond, Virginia 23219
All Executive Officers and Trustees as a group
  (11 persons)                                         933,389(11)            6.5%



 -----------------
*  Less than 1%.
(1) Except as outlined herein, the persons named in the table, to the Trust's knowledge, have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder.
(2) Calculations assume that all options which are exercisable by such person within 60 days after February 12, 1997 have been exercised.

 (3) Includes 278,342 presently exercisable options and excludes 25,000 options not presently exercisable, to purchase an aggregate of 303,342 Common Shares granted pursuant to the Trust's 1982 Incentive Stock Option Plan for Key Employees (the "1982 Incentive Plan"), the Trust's 1982 Stock Option Plan for Trustees (the "1982 Trustees' Plan"), the Trust's 1988 Stock Option and Stock Appreciation Rights Plan for Key Employees (the "1988 Employee Plan"), the Trust's 1988 Stock Option Plan for Trustees (the "1988 Trustees' Plan"), the Trust's 1994 Employee Stock Option and Stock Appreciation Rights Plan (the "1994 Employee Plan"), the Trust's 1994 Trustees Stock Option Plan (the "1994 Trustees' Plan") and the 1997 Plan. Options granted under the 1997 Plan are subject to shareholder approval of the 1997 Plan at the Annual Meeting. Also includes 207 Common Shares owned by Mr. Coues' wife, as to which Mr. Coues disclaims beneficial ownership.
 (4) Includes 142,379 presently exercisable options and excludes 15,000 options not presently exercisable, to purchase an aggregate of 157,379 Common Shares granted pursuant to the 1982 Incentive Plan, the 1988 Employee Plan and the 1994 Employee Plan.
 (5) Includes 142,200 presently exercisable options and excludes 15,000 options not presently exercisable, to purchase an aggregate of 157,200 Common Shares granted pursuant to the 1982 Incentive Plan, the 1988 Employee Plan and the 1994 Employee Plan.
 (6) Includes 69,556 presently exercisable options and excludes 15,000 options not presently exercisable, to purchase an aggregate of 84,556 Common Shares granted pursuant to the 1988 Employee Plan and the 1994 Employee Plan.
 (7) Includes presently exercisable options to purchase an aggregate of 20,000 Common Shares granted pursuant to the 1982 Trustees' Plan, the 1988 Trustees' Plan or the 1994 Trustees' Plan.
 (8) Includes presently exercisable options to purchase an aggregate of 18,000 Common Shares granted pursuant to the 1982 Trustees' Plan and the 1988 Trustees' Plan.
 (9) Mr. Hampton's term as a Trustee of the Trust expires at the Annual Meeting. He will not stand for reelection because he has reached the Trust's mandated age for retirement of Trustees.
(10) Based on a Schedule 13D dated January 14, 1997, Davenport & Co. of Virginia, Inc., a Virginia corporation with its principal place of business located at 901 E. Cary Street, Suite 1100, Richmond, Virginia 23219 ("Davenport"), beneficially owned 740,831 of the then outstanding Common Shares, representing 6.41% thereof as of such date. Of such Common Shares, Davenport had (i) sole voting and dispositive power with respect to 101,843 of such shares and (ii) shared voting and dispositive power with respect to 638,988 of such shares.
(11) Includes 770,447 presently exercisable options and excludes 70,000 options not presently exercisable, to purchase an aggregate of 840,447 Common Shares.

                                PROPOSAL NO. 1

                             ELECTION OF TRUSTEES

   The Board of Trustees is divided into three classes. Each class is elected by the shareholders.

   Unless authority is specifically withheld, proxies will be voted for the election of the nominees named below to serve as Trustees for the term indicated herein and until their successors are elected and qualified. The two nominee-Trustees have consented to serve if elected; however, should any nominee not be a candidate at the time of the Annual Meeting (a situation which is not now anticipated), proxies may be voted in favor of the remaining nominees and may also be voted for a substitute nominee.

   The following table contains certain information regarding the Trustees, including nominees for election as Trustees:


  Name, Age, Principal Occupation for the Past Five Years     Trustee
      and Current Public Directorships or Trusteeships         Since
 ----------------------------------------------------------- ---------
Trustee-Nominees:

To be elected for a term of three years, expiring on the date of the annual meeting in 2000:

William F. Murdoch, Jr. (66)                                   1996
Principal since 1990, Murdoch Associates (a real estate
  development and consulting firm).
Rodger P. Nordblom (69)                                        1984
Chairman of the Board and former President for more than
  five years, Nordblom Company
  (a real estate development and management firm).

Trustees Continuing in Office:

To continue in office for a term of two years, expiring on the date of the annual meeting in 1999:

Francis P. Gunning (73)                                        1971
Formerly Executive Vice President and General Counsel from
  1974 to 1988, Teachers Insurance and Annuity Association
  of America and College Retirement Equities Fund (insurance and annuity business).
George M. Lovejoy, Jr. (66)                                    1993
President since 1994 and director since 1972, Fifty
  Associates (a real estate investment trust); former
  Chairman of the Board from 1988 to March 1993, Meredith &
  Grew Incorporated (a real estate brokerage and management
  firm); currently Trustee of the following mutual funds:
  Scudder Cash Investment Trust; Scudder GNMA Fund; Scudder
  Municipal Trust, Scudder Investment Trust, Scudder
  Portfolio Trust and Scudder Tax Free Money Fund; Director,
  The Latin American Dollar Income Fund, Inc.; Director,
  Scudder World Income Opportunities Fund; Shared Investment
  Committee Chairman, Copley Investors Limited Partnership.

To continue in office for a term of one year, expiring on the date of the annual meeting in 1998:

George S. Bissell (67)                                         1995
Chairman of the Funds Board since January 1995 and
  previously Chairman of the Board and Chief Executive
  Officer from 1979 to December 1994, Keystone Group, Inc.
  (an investment management firm).
W. Pearce Coues (56)                                           1982
Chairman of the Board of Trustees and Chief Executive
  Officer of the Trust since 1982.
Herbert D. Conant (72)                                         1988
Formerly Chairman of the Board and Chief Executive Officer
  from 1985 through 1989, The Turner Corporation (a general
  construction and construction management firm). In May
  1995, the Securities and Exchange Commission filed a
  complaint against Mr. Conant (which complaint did not
  relate to the Trust) alleging that he violated Section
  10(b) of the Securities Exchange Act of 1934, as amended
  (the "Exchange Act"), and Rule 10b-5 promulgated
  thereunder. Without admitting or denying such allegations,
  Mr. Conant consented to the entry of a final judgment in
  the U.S. District Court for the Middle District of Florida
  permanently enjoining him from violating Section 10(b) of
  the Exchange Act and Rule 10b-5 promulgated thereunder and requiring payment of a total of $28,405 in gains, civil
  penalties and interest.


   The Board of Trustees held four meetings during the year ended November 30, 1996. There is one committee of the Board of Trustees, the Administrative-Audit Committee (the "Administrative-Audit Committee"), which in addition to fulfilling the functions of an audit committee, has supervisory responsibility for Trustee nominations, executive officer compensation, including stock options, and certain administrative matters. The Administrative- Audit Committee, which is comprised of Messrs. Gunning, who serves as Chairman, Conant, Hampton and Lovejoy, met four times during the year ended November 30, 1996. The Administrative-Audit Committee may also make recommendations to the Board of Trustees and does not have the power to bind the Trust, except that such Committee is empowered to function as the Compensation and Stock Option Committee in administering all of the Trust's stock option and stock appreciation rights plans and in determining the compensation of executive officers.

   The Trust's policy, effective December 1, 1996, is to pay each Trustee other than Mr. Coues (i) a $12,000 annual fee and (ii) $1,000 per Board of Trustees or committee meeting attended; provided, however, that each of the Trustees receives $500 for each committee meeting attended on the same day a Board of Trustees' meeting is held. Trustees have been provided with the option to receive their $12,000 annual retainer, or a portion thereof, in advance for the sole purpose of making open market purchases of Common Shares as legally permissible.


   The following table contains certain information regarding additional executive officers of the Trust:



 Executive Officer's Name   Age               Principal Occupation
-------------------------  ----- ----------------------------------------------
Phillip C. Vitali                Executive Vice President of the Trust since December
                                 1989; Senior Vice President of the Trust from January
                                 1987 to December 1989; Treasurer and Chief Financial
                            46   Officer of the Trust since March 1986.
Robert Ware                      Executive Vice President of the Trust since December
                                 1989 of the Trust; Senior Vice President of the
                            58   Trust from April 1986 to December 1989.
Karl W. Weller                   Senior Vice President of the Trust since March 1993;
                                 for more than five years prior thereto, Vice
                                 President, Aetna Life & Casualty Company and
                            39   Managing Director (real estate investment group).


                            EXECUTIVE COMPENSATION

   The following table sets forth all compensation awarded to, earned by or paid to the Trust's Chief Executive Officer and each of the other most highly compensated executive officers of the Trust whose compensation exceeded $100,000 for the fiscal years ended November 30, 1996, 1995 and 1994 (the "Named Executive Officers").

                        SUMMARY COMPENSATION TABLE(1)




                                                                  Long-Term
                                                                 Compensation
                                                                   Awards
                                                               ----------------
                                          Annual Compensation    Securities
                                         ---------------------    Underlying        All Other
  Name and Principal Position     Year     Salary    Bonus(2)  Options/SARs(3)   Compensation(4)
 -------------------------------  -----------------  --------- ----------------  ----------------
W. Pearce Coues                   1996    $269,385   $120,000       45,000           $57,500
  Chairman of the Board and       1995    $262,000   $ 80,625       50,000           $57,500
  Chief Executive Officer         1994    $261,414   $ 68,125       35,000           $60,137

Phillip C. Vitali
  Executive Vice President,       1996    $169,385   $ 60,000       25,000           $22,500
  Treasurer and Chief Financial   1995    $161,462   $ 40,313       18,000           $22,500
  Officer                         1994    $154,269   $ 21,800        8,000           $24,872

Robert Ware                       1996    $167,230   $ 60,000       25,000           $37,500
  Executive Vice President        1995    $157,231   $ 40,313       18,000           $37,500
                                  1994    $147,188   $ 21,800        8,000           $39,994

Karl W. Weller                    1996    $159,230   $ 60,000       25,000           $22,500
  Senior Vice President           1995    $149,385   $ 40,313       16,000           $22,500
                                  1994    $141,794   $ 20,438        6,000           $21,300



(1) This Table covers all executive officers receiving compensation of at least $100,000. The Table does not include columns for Other Annual Compensation, Restricted Stock Awards and Long Term Incentive Plan Payouts as there was no information to report with respect to these columns.
(2) Annual bonuses in fiscal 1995 and 1994 were paid in the form of Common Shares. Fiscal 1996 bonuses were paid in cash used to exercise outstanding stock options (except for a portion of Mr. Vitali's 1996 bonus).
(3) Options awarded under the 1988 and 1994 Employee Plans may include a tandem grant of stock appreciation rights ("SARs"). An SAR is exercisable at any time the option to which it relates can be exercised, but only upon a showing of "hardship" by the optionee and upon consent of the Administrative-Audit Committee. In addition, an SAR may be exercised only if prior to or simultaneously with the exercise thereof, the optionee has exercised or exercises an equivalent number of options granted under the Trust's stock option and stock appreciation rights plans. A Hostile Change in Control, as defined in such plans, abrogates the hardship requirement and the prior or simultaneous option exercise requirement. SARs terminate when the related option is exercised. Mr. Coues was granted, in tandem with stock options, 22,500 SARs in 1996, 25,000 SARs in 1995 and 1,500 SARs in 1994. Messrs. Vitali and Ware were each granted, in tandem with stock options, 12,500 SARs in 1996, 9,000 SARs in 1995 and 4,000 SARs in 1994. Mr. Weller was granted in tandem with stock options, 12,500 SARs in 1996, 8,000 SARs in 1995 and 3,000 SARs in 1994.
(4) All Other Compensation is comprised of contributions to the respective Simplified Employee Pension Plan ("SEPP") of each individual and amounts accrued by or payments made by the Trust to the accounts of participants in the Trust's Supplemental Retirement Plan ("SERP"). The SEPP contribution for Mr. Coues was $22,500 in each of 1996 and 1995 and $25,137 in 1994. The SERP contribution for Mr. Coues was $35,000 in each of 1996, 1995 and 1994. All amounts listed for Mr. Vitali are SEPP contributions. The SEPP contributions for Mr. Ware were $22,500 in each of 1996 and 1995 and $24,994 in 1994. The SERP contribution for Mr. Ware was $15,000 in each of 1996, 1995 and 1994. The SEPP contribution for Mr. Weller was $22,500 in 1996 and the SERP contributions for Mr. Weller were $22,500 in 1995 and $21,300 in 1994.

   The following table sets for the certain information regarding stock option grants made to the Named Executive Officers during the fiscal year ended November 30, 1996.


                    OPTION/SAR GRANTS IN LAST FISCAL YEAR




                                                                                     Potential
                                                                                Realizable Value at
                                                                              Assumed Annual Rates of
                                                                             Stock Price Appreciation
                                        Individual Grants                       For Option Term(1)
                     ------------------------------------------------------- -------------------------
                       Number of      % of Total
                       Securities    Options/SARs
                       Underlying     Granted to     Exercise
                      Options/SARs   Employees in     Price      Expiration
        Name           Granted(2)    Fiscal Year    Per Share       Date         5%           10%
-------------------- -------------- -------------- ------------ ------------ ----------- -------------
W. Pearce Coues          45,000          31.8%       $16.125      12/18/05    $456,525    $1,156,725
Phillip C. Vitali        25,000          17.7%       $16.125      12/18/05    $253,625    $  642,625
Robert Ware              25,000          17.7%       $16.125      12/18/05    $253,625    $  642,625
Karl W. Weller           25,000          17.7%       $16.125      12/18/05    $253,625    $  642,625


(1) Options will have no actual value unless, and then only to the extent that, the stock price of the Common Shares appreciates from the grant date to the exercise date.


(2) Options awarded under the Trust's 1994 and 1988 Employee Plans may include a tandem grant of SARs. An SAR is exercisable at any time the option to which it relates can be exercised, but only upon a showing of "hardship" by the optionee and upon consent of the Administrative-Audit Committee. In addition, an SAR may be exercised only if prior to or simultaneously with the exercise thereof, the optionee has exercised or exercises an equivalent number of options granted pursuant to such plan. SARs granted in tandem with 1996 stock option awards were 22,500 to Mr. Coues, 12,500 each to Messrs. Vitali, Ware and Weller (representing 31.8%, 17.7%, 17.7% and 17.7%, respectively, of the SARs granted in fiscal 1996).



   The following table sets forth certain information regarding the stock options exercised by the Named Executive Officers during the fiscal year ended November 30, 1996 and held by the Named Executive Officers as of November 30, 1996.



           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES



                                                         Number of              Value of Unexercised
                                                   Securities Underlying            In-the-Money
                        Shares                    Unexercised Options/SARs         Options/SARs At
                      Acquired On     Value          At Fiscal Year-End            Fiscal Year-End
        Name           Exercise    Realized($)  Exercisable/Unexercisable(1)  Exercisable/Unexercisable
-------------------- ------------- ------------ ----------------------------  ---------------------------
W. Pearce Coues          3,500       $26,625           243,000/22,500            $1,713,125/$90,000
Phillip C. Vitali           --            --           119,411/12,500            $  872,490/$50,000
Robert Ware                500       $ 5,688           119,500/12,500            $  863,125/$50,000
Karl W. Weller              --            --            46,500/12,500            $  240,750/$50,000



(1) Outstanding SARs, all of which were granted in tandem with stock options, aggregated at fiscal year-end 86,598 for Mr. Coues, 55,552 for Mr. Vitali, 55,597 for Mr. Ware and 29,500 for Mr. Weller.

                           STOCK PERFORMANCE GRAPH


   The following graph compares the five-year cumulative total return on the Common Shares to the total returns in the Standard & Poor's 500 Stock Index and the National Association of Real Estate Investment Trusts ("NAREIT") Total Return Indices for Equity REITs. The graph assumes that the value of the investment in the Common Shares and each index was $1,000 on November 30, 1991 and that all dividends thereon were reinvested. There can be no assurance that the Common Shares' total return will continue into the future with the same or similar trend depicted in this graph.



[STOCK PERFORMANCE LINE CHART]

     MGI      S&P 500   NAREIT-EQUITY
     ---      -------   -------------

1991 1000     1000     1000
1992 1215     1184.26  1206.12
1993 1524     1303.59  1471.72
1994 1644.89  1317.64  1412.68
1995 1982.72  1803.89  1656.76
1996 2656.21  2304.84  2140.91

[/LINE CHART]

                   REPORT OF ADMINISTRATIVE-AUDIT COMMITTEE
                          ON EXECUTIVE COMPENSATION

   The Administrative-Audit Committee, which serves as the Trust's Compensation and Stock Option Committee, is composed entirely of independent, non-management Trustees. The Administrative-Audit Committee is responsible for adopting, implementing and administering the policies that govern annual compensation and short-term and long-term incentive programs, including stock option plans.

   The Administrative-Audit Committee annually evaluates the Trust's operating performance and financial position, annual salary and incentive compensation and stock option matters and compares the Trust's overall performance within its own industry and with real estate companies in general.

   The Administrative-Audit Committee meets without the Chief Executive Officer present for the purpose of evaluating his performance and reports their deliberations and determinations to all of the independent Trustees of the Board of Trustees. The Administrative-Audit Committee receives recommendations made by the Chief Executive Officer with respect to the remaining executive officers and such Committee reviews these recommendations in light of the factors set forth below. The Administrative-Audit Committee's actions (with respect to executive compensation matters) are generally reported to and ratified by the full Board of Trustees (absent the Chief Executive Officer, who is the sole non-independent Trustee).


   In establishing fiscal 1996 compensation levels for executive officers, including the Chief Executive Officer, the Administrative-Audit Committee considered several factors. These factors involved both internal and external measurements and comparisons bearing upon the overall operating performance and financial position of the Trust. The principal performance measure reviewed by the Administrative-Audit Committee were actual Funds from Operations (calculated as promulgated by NAREIT). It also considered management's leasing success relative to market occupancy levels, market rents and the magnitude of scheduled maturities and property net operating income versus budget and prior year levels. The Administrative-Audit Committee also considered the management of the liability side of the Trust's balance sheet, including the flexibility attained with respect to available financial resources and the maintenance of the overall quality levels of tenants and properties. It should be noted, however, that there were no specific weightings assigned to any of the aforementioned factors, although Funds from Operations is generally the main factor.



   From time to time, the Administrative-Audit Committee also considers the advice of an outside compensation consultant with respect to comparable real estate investment trusts ("REITs") and non-REIT organizations and with respect to executive compensation matters generally. In setting fiscal 1996 salaries and long-term compensation (see below regarding stock options), the Administrative-Audit Committee considered recent executive compensation surveys of the REIT industry, including the SNL Executive Compensation Review for REITS, published by SNL Securities in 1995, the 1994 REIT Executive Compensation Survey sponsored by NAREIT and certain material prepared by FPL Associates, a strategic, management and compensation consulting organization. In fiscal 1996, the Trust's corporate performance, measured in terms of Total Return (i.e., increase or decrease in stock price plus dividends), was above average. The Trust believes that, based primarily upon 1995 statistics, the fiscal 1996 salary and short-term bonus paid to the Chief Executive Officer was in the above-median range and the salaries and short- term bonuses paid to the other three executive officers were also in the above-median range of 1996 REIT industry salaries and bonuses.


   The Administrative-Audit Committee determined to make annual share bonus awards to the executive officers with respect to fiscal 1996 premised upon performance factors which it believed would serve the short-term and long-term interests of the Trust's shareholders. Eligible recipients were determined to be the four executive officers of the Trust and three other officers. In December 1995, the Administrative-Audit Committee voted to continue a guideline providing criteria for the award of short-term incentive share bonuses to these officers. The Administrative-Audit Committee set two measurement categories, shareholders' Total Return and Funds from Operations, as the determinants for this annual stock bonus. A recipient can elect to take this bonus in cash if utilized to exercise outstanding stock options provided the shares so acquired will be held for two years or the recipient may take up to 30% in cash. Funds from Operations was given a 75% weight and the Total Return element was given a 25% weight. "Minimum," "Budget," "Target" and "Stretch" thresholds for each measurement category were established.



   Based upon the Trust's fiscal 1996 operating results and stock performance, short-term share bonuses were awarded in December 1996. The calculation of 1996 bonuses reflected 1996 results which exceeded the "Stretch" threshold with respect to Funds from Operations (which increased by 12.9% in fiscal 1996) and also exceeded the "Stretch" threshold in respect of Total Return (which was 33% in fiscal 1996) and resulted in formula stock awards of 40% of 1996 salary in the case of the Chief Executive Officer and 30% of 1996 salary to the remaining executive officers. In the exercise of its discretion as permitted under the guideline and taking into consideration the overall positive results for fiscal 1996, the 1996 share bonus awarded to the Chief Executive Officer was increased to approximately 45% of his 1996 salary and the share bonuses awarded to the other three executives were increased to approximately 36% of their respective salaries. See "Summary Compensation Table."


   In December 1995, the Administrative-Audit Committee also determined the amount of its SEPP and SERP contributions with respect to the 1996 fiscal year (see Summary Compensation Table).


   Stock options were granted by the Administrative-Audit Committee in December 1996 to all executive officers under the Trust's 1994 Employee Plan in furtherance of the Administrative-Audit Committee's practice and policy of making stock option awards as a means of reinforcing management's identity of interest with shareholders and creating long-term incentives for growing Trust asset value. The Named Executive Officers received such options as follows: W. Pearce Coues, 50,000; Phillip C. Vitali, 30,000; Robert Ware, 30,000 and Karl W. Weller, 30,000. All of the stock options granted in December 1996 vest as to one-half upon grant and the balance upon the first anniversary thereof in December 1997, provided such individual is an employee of the Trust at such time. Options to purchase 20,172 Common Shares granted to Mr. Coues in December 1996 under the 1997 Plan are subject to shareholder approval of such plan. (See Proposal 2). SARs may be exercised, under certain circumstances, as to one-half of the amount of such options.



   In December 1996, the Administrative-Audit Committee also determined to recommend the adoption of the 1997 Plan which would reserve up to 675,000 Common Shares for the grant of incentive or non-qualified options and related stock appreciation rights, as well as the grant of restricted stock awards. The 1997 Plan is being submitted to shareholders for approval. (See Proposal
2). The Administrative-Audit Committee determined that the 1997 Plan would contain appropriate provisions permitting compensation payable thereunder in the form of stock options to meet "performance goals" within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code"). Except for the terms of the Plan, the Trust has not established a policy with regard to Section 162(m) of the Code, since the Trust has not and does not currently anticipate paying compensation in excess of $1 million per annum to any employee.


                                            Francis P. Gunning, Chairman
                                            Herbert D. Conant
                                            Colin C. Hampton
                                            George M. Lovejoy, Jr.

Stock Option Plans

     As of February 12, 1997, the Trust's executive officers and Trustees as a group (11 persons) held presently exercisable options to purchase a total of 770,477 Common Shares under all of the Trust's stock option plans at exercise prices ranging from $7.375 to $21.00 per Common Share. In addition, the members of such group held options not presently exercisable to purchase an aggregate of 70,000 Common Shares. Of all presently exercisable outstanding options, 43,489 were granted pursuant to the 1982 Incentive Plan, 217,316 pursuant to the 1988 Employee Plan, 275,086 pursuant to the 1994 Employee Plan, 10,086 pursuant to the 1997 Plan, 52,284 pursuant to the 1982 Trustees' Plan, 145,713 pursuant to the 1988 Trustees' Plan and 26,503 pursuant to the 1994 Trustees' Plan. Options granted under the 1997 Plan are subject to shareholder approval of the 1997 Plan.


Severance Compensation Plan

     Effective June 11, 1987, and as amended on December 19, 1989, the Board of Trustees adopted a severance compensation plan for officers in the event of a "hostile takeover," which includes the following events, if not approved by two-thirds of the members of the Board of Trustees in office immediately prior to the occurrence of any such event: (i) the election as Trustee(s) in any year of one or more persons not nominated by at least two-thirds of the Board of Trustees in office prior to such election; (ii) a business combination such as a merger; (iii) the acquisition of 15% or more of the voting power of the Trust's securities by any person or entity; or (iv) the failure of the Trust to qualify as a REIT for tax purposes by reason of more than 50% in value of the Trust's voting securities outstanding being held by five or fewer individuals.

     All full time officers who have completed a minimum of thirty-six months of continuous employment with the Trust are eligible under such plan. An eligible officer is entitled to severance benefits if (i) such individual terminates his or her employment within two years after a hostile takeover for reasons such as a reduction in compensation, discontinuance of employee benefit plans, change in duties or status and certain changes in job location or (ii) if the individual is terminated for reasons other than "just cause" as defined in such plan. The severance payment is equal to three months compensation for each twelve months of employment based on the highest total annual compensation rate earned prior to the hostile change in control (up to a maximum of 24 months of compensation payable at such rate, but 36 months in the case of Messrs. Coues, Ware and Vitali). Fringe benefits are also continued for the number of months for which compensation is paid.

                                PROPOSAL NO. 2

           RATIFICATION AND APPROVAL OF 1997 EMPLOYEE STOCK OPTION,
             STOCK APPRECIATION RIGHTS AND RESTRICTED STOCK PLAN


     On December 18, 1996, the Administrative-Audit Committee approved and adopted, and on December 19, 1996, the Board of Trustees ratified, the 1997 Plan for submission to shareholders as set forth in Appendix A to this proxy statement. This discussion is qualified in its entirety by reference to Appendix
A. The purpose of the 1997 Plan is to promote the interests of the Trust and its shareholders by providing a means of reinforcing the identity of competent officers, key employees and employee-Trustees of the Trust who are responsible for the continued growth of the Trust with the Trust's shareholders and provide to such key employees a long term incentive to further the growth, development and financial success of the Trust. In awarding options, stock appreciation rights and/or restricted stock awards, the governing committee will consider an employee's length of service, responsibilities and duties and level of the Trust's earnings.



Administration

     A committee (the "Committee"), composed of at least two non-management Trustees that are "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act and "outside directors" under Section 162(m) of the Code will administer the granting of nonqualified stock options ("Nonqualified Options"), incentive stock options ("Incentive Options" and together with Nonqualified Options, "Options") under the Code, related stock appreciation rights ("Rights") and restricted stock ("Restricted Stock") awards to key employees. Currently, the Trust's stock option plans are administered by the Administration-Audit Committee.



Shares Subject to the 1997 Plan

     The 1997 Plan provides that Options and related Rights may be granted or Restricted Stock may be awarded to key employees with respect to a total of 675,000 Common Shares (the "Shares"). The maximum number of Shares that may be subject to Options and related Rights or Restricted Stock granted under the 1997 Plan to any individual in any calendar year may not exceed 75,000 and the method of counting such Shares shall conform to any requirements applicable to "performance-based" compensation under Section 162(m) of the Code. It is intended that compensation realized upon the exercise of an option granted under the 1997 Plan will thereupon be regarded as "performance-based" under Section 162(m) of the Code and that such compensation may be deductible by the Trust without regard to the limits of Section 162(m) of the Code. See Performance Based Compensation below. The Shares issued or to be issued under the 1997 Plan are currently authorized but unissued Shares or Shares held in treasury. The number of Shares available under the 1997 Plan will be subject to adjustment to prevent dilution in the event of a stock split, combination of shares, stock dividend or certain other events. Shares subject to unexercised options that expire or are terminated prior to the end of the period during which options may be granted will be restored to the number of Shares available for issuance under the 1997 Plan.


     Options to purchase 20,172 Shares previously granted under the 1997 Plan on December 18, 1996 are subject to approval of such plan by the shareholders. The 1997 Plan will become effective upon such approval.

Term

     All options under the 1997 Plan must expire within ten years from the date of grant, except that Incentive Options thereunder granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Trust must expire within five years from the date of grant. Each option will be exercisable in whole or in part at such time or times within the term of such option, subject to such limitations as the Committee may from time to time determine. The 1997 Plan provides for earlier expiration of options of a participant in the event of termination of his or her employment.

Exercise Price and Payment

     A participant may provide for payment of the option price: (i) by delivery of cash, certified check, bank draft or money order; or (ii) by delivery of Shares of the Trust held by the holder for at least six months (in the case of Shares acquired upon the exercise of Incentive Options, for the holding periods specified under "Tax Treatment of Incentive Options" below); or (iii) through the written election of the employee to have Shares withheld from the Shares otherwise to be received (in the case of clauses (ii) and (iii) above, based on the fair market value of the Shares on the date of exercise). The Committee has not authorized any loans or extensions of credit to any option recipients and has no present plans (but reserves the right) to do so. The option price for all options that can be granted under the 1997 Plan is not less than 100% of the fair market value of the Shares on the date the option is granted. No Incentive Option shall be granted, however, to individuals owning Shares representing more than 10% of the total combined voting power of all classes of stock of the Trust unless the exercise price of the Incentive Option granted is at least 110% of the fair market value of the Shares on the date of the grant. The fair market value per Share on a particular date is the closing sale price as reported on the New York Stock Exchange. With respect to Incentive Options, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Options are exercisable for the first time by an optionee during any calendar year under all such plans of the Trust (and of any parent or subsidiary corporation) shall not exceed $100,000.

Rights

     The 1997 Plan permits the Committee to grant Rights to key employees only in connection with the grant of an option under the plan. The exercise of Rights in lieu of the exercise of a related option entitles the optionee to receive Shares having a fair market value equal to the appreciation since the date of grant in the fair market value of the Shares subject to such related option (the "Excess"). The Excess shall be payable only in Shares. It should be noted, however, that Rights may be exercised only if prior to or simultaneously with the exercise thereof, the employee-optionee or his successor has exercised or exercises an equivalent number of options, whether Incentive or Nonqualified, granted under any of the Trust's stock option and stock appreciation rights plans. Furthermore, a Right shall only be exercisable upon a showing of hardship by the optionee and upon consent of the Committee which will promulgate a standard for determining hardship, which standard shall be applied uniformly to all optionees. In the event of a Hostile Change in Control (as defined in the 1997 Plan), the aforesaid hardship requirement shall not apply and an option may be exercised in full as a Right, without limitation.

Restricted Stock

     The 1997 Plan permits the Committee to grant Restricted Stock awards to key employees. A Restricted Stock award entitles the recipient to acquire, at no cost or for a purchase price determined by the Committee, Shares subject to such restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing employment and/or achievement of pre-established performance goals and objectives. A person who is granted Restricted Stock (a "Restricted Stock Recipient") will not have any rights with respect to such Restricted Stock unless the Restricted Stock Recipient has accepted the Restricted Stock within 60 days (or such shorter period as the Committee may specify) following the award date by making payment to the Trust, if required, and by executing and delivering to the Trust a written instrument that sets forth the terms and conditions of the Restricted Stock in such form as determined by the Committee.


Performance-Based Compensation

     Section 162(m) of the Code, in general, disallows the Trust a federal income tax deduction for total remuneration in excess of $1 million paid to the Chief Executive Officer or to any of the four most highly compensated officers other than the Chief Executive Officer in any one year. However, Section 162(m) exempts "performance- based" compensation, such as stock option based compensation, if it is awarded under a shareholder-approved plan that meets certain requirements. In accordance with Treasury regulations issued under
Section 162(m), compensation attributable to stock options will qualify as "performance-based" compensation, provided that (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, (ii) the per-employee limitation is approved by the shareholders, (iii) the option is granted by a compensation committee comprised solely of "outside directors," and (iv) the exercise price of the option is no less than the fair market value of the stock on the date of grant. Accordingly, the 1997 Plan provides that the maximum number of shares which may be subject to Options, Rights and Restricted Stock awards thereunder to any individual in any calendar year shall not exceed 75,000. It is intended that compensation realized upon the exercise of an option granted under the 1997 Plan to the Trust's Chief Executive Officer or to any of the other four most highly compensated officers will thereupon be regarded as "performance-based" under Section 162(m) of the Code and that such compensation may be deductible without regard to the limits of Section 162(m) of the Code. Grants of Options to the Trust's Chief Executive Officer in December 1996 are conditioned upon shareholder approval of the 1997 Plan. Further, there will be no additional grants to the Trust's Chief Executive Officer or to any of the other four most highly compensated officers under the 1997 Plan unless such plan is approved.


Transferability

     The 1997 Plan permits Nonqualified Options granted thereunder to be transferable if permitted by the Committee.

Registration of Shares

     The Trust intends to file a registration statement under the Securities Act of 1933, as amended, with respect to the Shares underlying Options and Rights and the Restricted Stock issuable pursuant to the 1997 Plan subsequent to its approval by the Trust's shareholders.


Tax Treatment of Incentive Options

     No taxable income will be recognized by an option holder upon receipt of an Incentive Option, and the Trust will not be entitled to a tax deduction in respect of such grant.

   In general, no taxable income for Federal income tax purposes will be recognized by an option holder upon exercise of an Incentive Option and the Trust will not then be entitled to any tax deduction. Assuming that the option holder does not dispose of the option shares before the expiration of the longer of (i) two years after the date of grant, or (ii) one year after the exercise of the Incentive Option, upon disposition, the option holder will recognize capital gain equal to the difference between the sale price on disposition and the exercise price.

   If, however, the option holder disposes of the Shares acquired upon the exercise of an Incentive Option prior to the expiration of the required holding period, he will recognize ordinary income for Federal income tax purposes in the year of disposition equal to the lesser of (i) the difference between the fair market value of the shares at date of exercise and the exercise price, or (ii) the difference between the sale price upon disposition and the exercise price. Any additional gain on such disqualifying disposition will be treated as capital gain. In addition, if such a disqualifying disposition is made by the option holder, the Trust will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder, provided such amount constitutes an ordinary and reasonable expense of the Trust.

   The amount by which the fair market value of the Shares acquired upon the exercise of an Incentive Option at the time of exercise exceeds the exercise price of an Incentive Option will be a tax preference item for purposes of the alternative maximum tax, which, in general, imposes a 26% tax rate on the initial $175,000 (and a 28% rate in excess of $175,000) of the excess of (i) an individual's taxable income plus certain tax preference items over (ii) $33,750 ($45,000 for joint returns) reduced by $.25 for each $1.00 by which the alternative minimum taxable income exceeds $112,500 ($150,000 for joint returns). An individual will be liable for the alternative minimum tax only to the extent that the amount of such tax exceeds the liability for regular Federal income tax.

   See "Tax Treatment of Nonqualified Options and Stock Appreciation Rights" below for a discussion of the tax consequences of Rights granted in tandem with Incentive Options.

Tax Treatment of Nonqualified Options and Stock Appreciation Rights

No taxable income will be recognized by an optionee upon receipt of a Nonqualified Option or Right, and the Trust will not be entitled to a tax deduction for such grant.

   Participants in the 1997 Plan shall include in taxable income for Federal income tax purposes (i) with respect to the exercise of a Nonqualified Option, the excess in value on the date specified below of the Shares acquired upon exercise of the Nonqualified Option over the exercise price and
(ii) with respect to the exercise of Rights, the value on the date specified below of the Shares acquired upon exercise of the Rights. The Shares acquired upon exercise of a Nonqualified Option or a Right by a participant whose sale of such stock could be subject to suit under Section 16(b) of the Exchange Act, will be valued and included in such participant's income on the first date such Shares could be sold without being subject to such suit unless the participant elects in accordance with Treasury regulations to value and include such Shares in income on the date of exercise. In all other cases, the date for valuing and including such Shares in income will be the date of exercise of the Nonqualified Option or related Right. Upon a subsequent sale of the Shares, the participant will incur short term or long term gain or loss depending upon his or her holding period for the Shares and upon the subsequent appreciation or depreciation in the value of the Shares.

     The Trust will generally be entitled to a corresponding deduction at the same time that the participant is required to include the value of the Shares in his income.

Tax Treatment of Restricted Stock Awards

     Under present Federal income tax regulations, generally, absent an election by the recipient, there will be no Federal income tax consequences to either the Trust or a recipient upon the grant of a Restricted Stock award. A recipient will recognize income, for Federal income tax purposes, at the time that the restrictions with respect to any portion of an award are removed, in an amount equal to the fair market value of the Shares that are unconditionally vested on that date. That income generally will be taxable at ordinary income rates. The Trust generally will be entitled to a Federal income tax deduction with respect to the amount equal to the amount of ordinary income recognized by the recipient as a result of the removal of the restrictions. The Trust may claim this deduction in its tax year ending with or immediately after the end of the recipient's tax year in which the recipient recognizes such income. To avoid taxation at the time Restricted Stock becomes nonforfeitable, as described above, a recipient of Restricted Stock may elect to recognize ordinary income for the taxable year in which the award of Restricted Stock is made, in an amount equal to the fair market value of all Shares of Restricted Stock awarded to such grantee (even if the Shares are subject to forfeiture). For purposes of this election, fair market value will be determined as of the date the award of Restricted Stock is made.

   The foregoing outline is no more than a summary of the Federal income tax provisions relating to the grant and exercise of Options and the award of Restricted Stock under the 1997 Plan and the sale of Shares acquired under the 1997 Plan. Individual circumstances may vary these results. The Federal income tax laws and regulations are constantly being amended and each participant should rely upon his own tax counsel for advice concerning the Federal income tax provisions applicable to the 1997 Plan.

Change of Control Provisions

     Upon a Hostile Change of Control or a Change of Control (each as defined in the 1997 Plan), (i) each outstanding Option and related Right will automatically become fully exercisable and (ii) restrictions and conditions on all Restricted Stock awards will automatically be deemed waived.


   The Trustees recommend a vote FOR Proposal 2. Proposal 2 requires for its adoption the affirmative vote of a majority of the outstanding Shares of the Trust present, in person or by proxy, at the Annual Meeting.

                ADDITIONAL INFORMATION REGARDING THE 1997 PLAN


New Plan Benefits

     The following table discloses options granted pursuant to the 1997 Plan to the Trust's Chief Executive Officer, each of the Trust's three other executive officers, all current executive officers of the Trust as a group, all Trustees of the Trust who are not current executive officers of the Trust as a group and all employees of the Trust (except executive officers of the Trust).


                                                                              1997 Plan (1)(2)
                                                                         ---------------------------
                                                                            Dollar       Number of
                           Name and Position                                Value          Units
                           -----------------                                -----          -----
W. Pearce Coues
  Chairman of the Board and Chief Executive Officer                        $423,612       20,172
Phillip C. Vitali
  Executive Vice President, Treasurer and Chief Financial Officer                --           --
Robert Ware
  Executive Vice President                                                       --           --
Karl W. Weller                                                                   --           --
 Senior Vice President
Current Executive Officers as a group(3)                                   $423,612       20,172
Non-Executive Officer Trustees as a group(4)                                    N/A          N/A
All employees other than Executive Officers(5)                                   --           --


 -----------------


(1) Number of Units represents Options and/or Rights to purchase Common Shares. N/A means that the individual or group is not eligible to participate in the 1997 Plan.
(2) As benefits are not determinable pursuant to Instruction 3 of Item 10 Reg. Sec. 240.14a-101 of the Exchange Act, benefits stated are the number of shares covered by Options and/or Rights granted to each of the groups of employees under the 1997 Plan in December 1996. The future value, if any, is not determinable. All of such options were granted on December 18, 1996 at an exercise price of $21 per share. Options become exercisable to the extent of 50% of the shares covered thereby upon grant and 50% on December 18, 1997 provided such individual is an employee of the Trust on such date.
(3) Includes all current executive officers, four persons.
(4) Includes all current Trustees who are not executive officers, seven persons.
(5) Includes all employees, including all current officers, who are not executive officers.



                         INDEPENDENT PUBLIC AUDITORS


   It is expected that the accounting firm of KPMG Peat Marwick LLP will again be selected as the independent auditors for the Trust for the current fiscal year ending November 30, 1997. A representative of that firm, which served as the Trust's independent auditors for the fiscal year ended November 30, 1996, is expected to be present at the Annual Meeting and, if he so desires, will have the opportunity to make a statement, and in any event will be available to respond to appropriate questions.



                            SHAREHOLDER PROPOSALS

   To the extent required by law, for a shareholder proposal to be included in the proxy statement for next year's annual shareholders' meeting, it must be received at the Trust's principal executive offices prior to October 27, 1997.

                                OTHER MATTERS

   So far as now known, there is no business other than that described above to be presented for action by the shareholders at the Annual Meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the Annual Meeting or any adjournment thereof, in accordance with the discretion of the persons named therein.

   The Annual Report for the fiscal year ended November 30, 1996 is being mailed herewith. If, for any reason, you did not receive your copy of the report, please advise the Trust and another will be sent to you.

                                            By Order of the Trustees,

                                            W. Pearce Coues
                                            Chairman of the Board

   Dated: Boston, Massachusetts
          February 24, 1997

   The Trust will furnish, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended November 30, 1996 (as filed with the Securities and Exchange Commission) to shareholders as of February 12, 1997 who make written request therefor to Ms. Jean M. Harrington, Vice President, MGI Properties, One Winthrop Square, Boston, Massachusetts 02110.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                    Appendix A

                                MGI PROPERTIES

                           1997 EMPLOYEE STOCK OPTION,
              STOCK APPRECIATION RIGHTS AND RESTRICTED STOCK PLAN
I. PURPOSE


     The purpose of the 1997 Employee Stock Option, Stock Appreciation Rights and Restricted Stock Plan (the "Plan") is to promote the interests of MGI Properties (the "Trust") and its shareholders by providing a means of reinforcing the identity of competent officers, key employees and employee-Trustees (hereinafter sometimes referred to as "key employees" or "optionees") of the Trust or of any subsidiary corporation or parent corporation of the Trust now existing or hereafter formed or acquired who are responsible for the continued growth of the Trust, with the Trust's shareholders and provide to such key employees a long term incentive to further the growth, development and financial success of the Trust.

     The stock options ("Options"), restricted stock ("Restricted Stock") and stock appreciation rights ("Rights") offered pursuant to the Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any key employee.


     The Trust, by means of the Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.


     The Options granted under the Plan are intended to be either incentive stock options ("Incentive Options") within the meaning of Section 422 of the Code or options that do not meet the requirements for Incentive Options ("Nonqualified Options"), but the Trust makes no warranty as to the qualification of any Option as an Incentive Option.



     The Plan is intended to satisfy the performance-based compensation exception to the cap on the Trust's tax deduction imposed by Section 162(m) of the Internal Revenue Code of 1986, as it may from time to time be amended (the "Code") and to align with recent changes to Rule 16(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act").


     The Plan is intended to provide participants with stock-based incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Code, and should be construed to the extent possible as providing for remuneration which is "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

II. SHARES SUBJECT TO THE PLAN

     The total number of Common Shares of the Trust, $1.00 par value per share (the "Common Shares"), which may be (i) purchased pursuant to the exercise of Options granted under the Plan or (ii) acquired pursuant to the exercise of Rights granted under the Plan or pursuant to the award of Restricted Stock granted under the Plan shall not exceed, in the aggregate, 675,000 Common Shares as of the effective date (the "Shares"). The term "Shares" shall include any securities, cash or other property into which Shares may be changed through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, issuance of rights to subscribe or change in capital structure. The maximum number of Shares that may be subject to Options and related Rights or Restricted Stock granted under the Plan to any individual in any calendar year shall not exceed 75,000, and the method of counting such Shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code.

Shares which may be acquired under the Plan may be either authorized but unissued Shares, Shares held in the Trust's treasury, or both, at the discretion of the Trust. If and to the extent that (i) Options granted under the Plan expire or terminate without having been exercised and (ii) Restricted Stock granted under the Plan is repurchased or forfeited, Shares subject to such expired or terminated Options and related Rights or repurchased or forfeited Restricted Shares shall be available for new grants of Options and related Rights and Restricted Stock under the Plan, provided that the grant and the terms of such new Options and related Rights and Restricted Stock shall in all respects comply with applicable legal requirements. Notwithstanding the above, however, the expiration or termination of Options and related Rights and repurchased or forfeited Shares shall not increase the reserve of 675,000 Shares for grants to key employees.


     Except as provided in Article XXI hereof, the Trust may, from time to time during the period beginning March 27, 1997 (the "Effective Date") and ending on March 26, 2007 (the "Termination Date"), grant to key employees of the Trust, or of any subsidiary corporation or parent corporation of the Trust now existing or hereafter formed or acquired, Options and related Rights and Restricted Stock under the terms hereinafter set forth. Notwithstanding the foregoing, Options, Rights and/or Restricted Stock granted or awarded hereunder prior to March 27, 1997 shall be valid and binding, subject to the approval of the Plan by the shareholders on or before April 30, 1997.


     As used in the Plan, the terms "parent corporation" and "subsidiary coporation" shall mean, respectively, a corporation coming within the definition of such terms contained in Sections 424(e) and 424(f) of the Code.

III. ADMINISTRATION



     The Board of Trustees of the Trust (the "Board of Trustees") shall designate a committee for the administration of matters relating to Restricted Stock and Options to be granted to key employees (the "Committee"), whether Incentive or Nonqualified Options or both and related Rights. The Committee shall consist of two or more Trustees. Each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3, or any successor rule or regulation, ("Rule 16b-3") promulgated under the Exchange Act and shall also be an "outside director" under Section 162(m) of the Code. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board of Trustees, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board of Trustees.

     Subject to the express provisions of the Plan, the Committee shall have the authority, in its discretion, to determine the key employees to whom Options, Rights and Restricted Stock shall be granted, the number of Shares which shall be subject to each Option, Right or Restricted Stock award, the purchase price of each Share which shall be subject to an Option, Right or Restricted Stock, the period(s) during which such Options or Rights shall be exercisable (whether in whole or in part) or the terms of any Restricted Stock award, and the other terms and provisions thereof. In determining the key employees to whom Options, Rights or Restricted Stock shall be granted and the number of Shares for which Options, Rights or Restricted Stock shall be granted to each such employee, the Committee shall consider the length of service, the amount of earnings, and the responsibilities and duties of such employee; provided, however, that no employee shall be granted Incentive Options in any calendar year to purchase shares of stock in the Trust or in any subsidiary corporation or parent corporation of the Trust which exceed the maximum allotment prescribed in
Article V hereof.


     Subject to the express provisions of the Plan, the Committee also shall have the authority to construe the Plan and Options, Rights and Restricted Stock granted or awarded hereunder, to amend the Plan and Options, Rights and Restricted Stock granted or awarded hereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Options (which need not be identical), Rights (which need not be identical) and Restricted Stock (which need not be identical) and to make all other determinations necessary or advisable for administering the Plan.

     The Committee also shall have the authority to require, in its discretion, that the key employee agree, at the time of the grant of an Option and of a related Right not to sell or otherwise dispose of Shares acquired pursuant to the exercise of an Option or Right, as the case may be, granted under the Plan for a period of six (6) months following the date of grant.

     The determination of the Committee on matters referred to in this Article III shall be conclusive.

     Any or all powers and functions of the Committee may at any time and from time to time be exercised by (i) the full Board of Trustees (execpt in the case of the grant of Incentive Options) or (ii) a committee composed solely of two or more persons that, at the time of such exercise, are "non-employee directors" within the meaning of Rule 16b-3 and also are "outside directors" under Section 162(m) of the Code.

     The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Board of Trustees or by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Trust. No member or former member of the Committee or of the Board of Trustees shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

IV. ELIGIBILITY


     Incentive Options and related Rights may be granted only to salaried key employees of the Trust or of any subsidiary corporation or parent corporation of the Trust, except members of the Committee and except as hereinafter provided, and shall not be granted to any officer or Trustee who is not also a salaried key employee.

     Nonqualified Options, related Rights and Restricted Stock may be granted or awarded only to salaried key employees of the Trust or of any subsidiary corporation or parent corporation of the Trust, except members of the Committee and except as hereinafter provided.


     Any person who shall have retired from active employment by the Trust, although such person shall have entered into a consulting contract with the Trust, shall not be eligible to receive a grant of an Incentive Option or related Right or a Nonqualified Option or related Right.


     An Incentive Option shall not be granted to any person who, at the time such Incentive Option is granted, owns Shares of the Trust or any subsidiary corporation or parent corporation of the Trust which possess more than ten percent (10%) of the total combined voting power of all classes of shares of the Trust or of any subsidiary corporation or parent corporation of the Trust, unless (i) the exercise price per share is not less than one hundred ten percent (110%) of the fair market value per share on the date such Option is granted and
(ii) such Option by its terms is not exercisable after the expiration of five
(5) years from the date such Option is granted. In determining share ownership of any such person, the rules of Section 424(d) of the Code shall be applied and the Committee may rely on representations of fact made to it by the key employee and believed by it to be true.

V. MAXIMUM ALLOTMENT OF INCENTIVE OPTIONS



     The aggregate fair market value (determined at the time the Incentive Option is granted) of the stock with respect to which Incentive Options are exercisable for the first time by such optionee during any calendar year (under all such plans of the optionee's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.


VI. OPTION PRICE AND PAYMENT


     The price for each Share purchasable under any Option granted hereunder shall be such amount as the Committee shall, in its best judgment, determine; provided, however, that, subject to Article IV hereof, the price of any Option shall not be less than one hundred percent (100%) of the fair market value per Share on the date the Option is granted.

     If the Shares are listed on a national securities exchange in the United States on the date any Option is granted, the fair market value per Share shall be deemed to be the closing sale price at which the Shares are sold on such national securities exchange on the date such Option is granted. If the Shares are listed on a national securities exchange in the United States on such date but the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date any such Option is granted, the Committee shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share.


     If at the date any Option is granted a public market exists for the Shares but the Shares are not listed on a national securities exchange in the United States, the fair market value per Share shall be deemed to be the mean between the closing bid and asked quotations in the over-the-counter market for the Shares in the United States on the date such Option is granted. If there are no bid and asked quotations for the Shares on such date, the fair market value per Share shall be deemed to be the mean between the closing bid and asked quotations in the over-the-counter market in the United States for the Shares on the closest date, preceding the date such Option is granted, for which such quotations are available.


     The Trust shall cause such stock certificates to be issued only when it shall have received the full purchase price for the Shares in cash, certified check, bank draft or money order; provided, however, that in lieu of cash, certified check, bank draft or money order, the holder of an Option may exercise his Option, in whole or in part, (i) by delivering to the Trust, Shares of the Trust (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder for at least six months (and, in the case of Shares acquired upon the exercise of Incentive Options, for the holding periods required under Section 424 of the Code) and having a fair market value equal to the cash exercise price applicable to that portion of the Option being exercised by the delivery of such Shares, the fair market value of the Shares so delivered to be determined in accordance with this
Article VI or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations; or (ii) through the written election of the optionee to have Shares withheld from the Shares otherwise to be received upon the exercise of an Option and having a fair market value equal to the cash exercise price applicable to the portion of the Option being exercised by the withholding of such Shares, the fair market value of the Shares so withheld to be determined in accordance with this Article VI or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations.


     Notwithstanding the foregoing, subject to the provisions of Part 207 of Title 12, Code of Federal Regulations, as from time to time in effect (herein called "Regulation G"), the Committee, in its sole and absolute discretion, (i) may, generally or in specific instances, authorize the extension and maintenance of credit by the Trust, or (ii) may arrange for the extension or maintenance of credit by any person upon the same terms and conditions as those upon which the Trust (under the provisions of Regulation G) may extend or maintain such credit to participants under the Plan for the purpose of financing the exercise of Options granted to such participants under the Plan. Interest shall be charged on any such extension of credit at a rate not less than that promulgated under the applicable Federal rate (as defined in Section 1274(d) of the Code) for the month in which such credit is extended.

VII. USE OF PROCEEDS

     The cash proceeds from the sale of Shares subject to the Options granted hereunder are to be added to the general funds of the Trust and used for its general purposes as the Board of Trustees shall determine.

VIII. TERM OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE

     Except as otherwise provided below, a holder of an Option may exercise such Option with respect to one hundred percent (100%) of the aggregate number of Shares, or any portion thereof, subject to the Option.

     Subject to the provisions of Articles IV and V, any Option granted hereunder shall be exercisable during a period of not more than ten (10) years from the date of grant of such Option.


     To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part. If any Option granted hereunder shall terminate prior to the Termination Date, the Committee shall have the right to use the Shares as to which such Option shall not have been exercised to grant one or more additional Options to any eligible employee (in which case, such new Option may be either Incentive or Nonqualified, as determined by the Committee) or Restricted Stock, but any such grant of an additional Option or Restricted Stock shall be made prior to the close of business on the Termination Date.

     In no event shall an Option granted hereunder be exercised for a fraction of a share.

IX. EXERCISE OF OPTIONS


     Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Secretary of the Trust at the principal business office of the Trust, specifying the number of Shares to be purchased and accompanied by payment of the purchase price.

     Such payments may consist, in whole or in part, of the proceeds of loans made or guaranteed by the Trust to finance the acquisition of the Shares pursuant to Article VI hereof.



X. STOCK APPRECIATION RIGHTS; RESTRICTED STOCK AWARDS

A. Stock Appreciation Rights

     Rights may be granted to key employees in connection with the grant of Options upon such terms and conditions as the Committee may prescribe. Rights may be granted only in connection with the grant of an Option under the Plan and only with respect to fifty percent of the Shares related to Options. Each Right shall contain a provision that it shall become non-exercisable and shall be forfeited to the extent that the related Option is exercised or terminates for any reason other than the exercise of the Right. The exercise of Rights in lieu of the exercise of related Options shall entitle the optionee to receive Common Shares having a fair market value equal to, but in no event in excess of, the appreciation since the date of grant in the fair market value of the Common Shares subject to such related Option (the "Differential"). The Differential shall be payable only in Common Shares.


   Rights shall be exercisable and be payable in the following manner:


     1. A Right shall be exercisable by the optionee at any time the Option to which it relates could be exercised, but only upon a showing of "hardship" by the optionee and upon consent of the Committee; provided, however, that there shall be no hardship requirement in the event of a Hostile Change in Control (as hereinafter defined). The Committee shall promulgate a standard for determining a "hardship," said standard to be applied uniformly to all optionees under the Plan. An optionee wishing to exercise shall give written notice of such exercise to the Trust addressed to the Trust's Secretary. Upon the exercise of a Right, the optionee shall only be entitled to receive Common Shares of the Trust. The Committee, upon receipt of such notice, shall, without transfer or issue tax to the optionee or other person entitled to exercise the Right, deliver to the person exercising such Right a certificate or certificates for the Trust's Common Shares which are issuable upon exercise of the Right. The date the Trust receives the written notice of exercise hereunder is referred to herein as the exercise date. If there is any adjustment to an Option pursuant to Section XIII, that adjustment shall be reflected in the tandem Right. Notwithstanding the foregoing, and except in the event of a Hostile Change in Control, Rights may be exercised only if prior to the exercise thereof, or, simultaneously with the exercise thereof, the optionee or his successor, has exercised or exercises an equivalent number of Options granted pursuant to this Plan, the Trust's 1994 Employee Stock Option and Stock Appreciation Rights Plan or the Trust's 1988 Stock Option and Stock Appreciation Rights Plan for Key

Employees (whether related or unrelated to the Right). After a Hostile Change of Control, an optionee may exercise all Options in full as Rights, without limitation.

Example:


   To illustrate the impact of the grant and exercise of Rights by optionees, it is assumed that:


     (a) An optionee was granted an Option under the Plan to purchase 100 Shares at an exercise price of $30 per share;


     (b) The optionee was granted Rights in tandem with the Option giving the optionee the right to exercise up to 50 Rights (one-half of the 100 Shares subject to the Option) in the event of hardship;

     (c) The optionee has not received any other Options;

     (d) The Shares have appreciated in value to $50 per Share; and

     (e) The optionee qualifies under the hardship requirements and wishes to acquire the maximum number of Shares upon the exercise of his Rights.


   Under the Plan, the optionee must first partially exercise an Option granted under the Plan, the Trust's 1994 Employee Stock Option and Stock Appreciation Rights Plan or the Trust's 1988 Stock Option and Stock Appreciation Rights Plan for Key Employees, and purchase 50 Shares for the specified exercise price. (For purposes of this example, it is assumed that the optionee will first exercise 50 of the 100 Options granted at $30 per share for an out-of-pocket cost of $1,500.)



   After his or her exercise, the optionee may surrender his Option to purchase an additional 50 Shares and may exercise Rights. Upon exercise of Rights, the optionee will be entitled to receive Shares having a value equal to $1,000, i.e., the excess of the aggregate fair market value of 50 Shares (50 Shares X $50 = $2,500) over the aggregate exercise price (50 Shares X $30 = $1,500). Since the fair market value of the Shares is $50, 20 Shares would be issued to the optionee upon the exercise of his Rights ($1,000 divided by $50 = 20 Shares).



   In summary, if the optionee wishes to exercise the maximum number of Rights, the optionee will be required to purchase 50 Shares at an aggregate cost of $1,500 and surrender the balance of his Option to purchase 50 Shares. In such circumstances, the optionee will receive 20 Shares upon exercise of his Rights.


     2. The exercise of a Right shall automatically result in the surrender of the related Option by the optionee on a share for share basis to the extent Shares under such related Option are used to calculate the Differential. Shares issued pursuant to the exercise of a Right shall not be available for granting further Options under the Plan.

     3. The Committee may impose any other conditions it prescribes upon the exercise of a Right, which conditions may include a condition that the Right may only be exercised in accordance with rules and regulations adopted by the Committee from time to time.

     4. Upon the exercise of a Right and surrender of the related Option right, the Trust shall issue to the person surrendering the related Option right an amount equivalent to the Differential, in the Trust's Common Shares as determined in accordance with this Article X. The shares to be issued upon the exercise of a Right may consist either in whole or in part of shares of the Trust's authorized but unissued Common Shares or the Trust's authorized and issued Common Shares held in its treasury. No fractional Common Shares shall be issued and the Committee shall determine whether cash shall be given in lieu of such fractional share or whether such fractional share shall be eliminated.

     Each Right and all rights and obligations thereunder shall expire on a date no later than the date of expiration of the underlying Option.

   A Right shall terminate and may no longer be exercised upon the termination of the related Option.

   B. Restricted Stock Awards

   A Restricted Stock award entitles the recipient to acquire, at no cost or for a purchase price determined by the Committee, Shares subject to such restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing employment and/or achievement of pre-established performance goals and objectives.

   Any person who is granted Restricted Stock (a "Restricted Stock Recipient") shall have no rights with respect to such Restricted Stock unless the Restricted Stock Recipient shall have accepted the Restricted Stock within 60 days (or such shorter period as the Committee may specify) following the award date by making payment to the Trust, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the Shares covered by the Restricted Stock and by executing and delivering to the Trust a written instrument that sets forth the terms and conditions of the Restricted Stock in such form as the Committee shall determine.

   Upon complying with the paragraph above, a Restricted Stock Recipient shall have the rights of a shareholder with respect to the voting of the Restricted Stock, subject to such other conditions contained in the written instrument evidencing the Restricted Stock. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Trust until such Restricted Stock is vested as provided in such written agreement.


   Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. Upon the termination of employment of any key employee with the Trust, any subsidiary corporation and any parent corporation of the Trust for any reason, the Trust shall have the right, at the discretion of the Committee, to repurchase such Restricted Stock at its purchase price, or to require forfeiture of such Restricted Stock to the Trust if acquired at no cost, from the Restricted Stock Recipient or the Restricted Stock Recipient's legal representative. The Trust must exercise such right of repurchase or forfeiture not later than the 90th day following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock).



   The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Trust's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the Shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested."


   The written instrument evidencing Restricted Stock may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

XI. NONTRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS


   Neither an Incentive Option nor a related Right granted hereunder shall be transferable otherwise than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1986, as amended, or the rules and regulations promulgated thereunder. Any Incentive Option or related Right granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder or by such holder's guardian or legal representative. Nonqualified Options may be transferable only to the extent authorized by the Committee in respect of a particular grant.

XII. TERMINATION OF EMPLOYMENT


   Upon termination of employment of any key employee with the Trust and all subsidiary corporations and any parent corporation of the Trust, any Option or Right previously granted to the key employee shall to the extent not theretofore exercised, terminate and become null and void, except that:

     (a) If the key employee shall die, or become totally and permanently disabled (as defined in Section 72(m)(7) of the Code), while in the employ of such corporation or Trust or at a time when such employee was entitled to exercise an Option or related Right as herein provided, in case of death, the legal representative of such employee, or such person who acquired such Option and/or related Right by bequest or inheritance or by reason of death of the key employee or in the case of total and permanent disability, the key employee may, not later than one (1) year from the date of death or total and permanent disability, exercise such Option or such related Right in respect of any or all of the total number of Shares as shall have been subject to such Option or Right; and


     (b) if the employment of any key employee to whom such Option or such related Right shall have been granted shall terminate by reason of such employee's retirement (at such age or upon such conditions as shall be specified by the Committee) or dismissal by the Trust other than for cause (as defined below), and while such employee is entitled to exercise such Option or such related Right as herein provided, such employee shall have the right to exercise such Option or Right so granted, to the extent of the number of Shares subject to such Option or Right which were purchasable by him at the date of termination of his employment, at any time up to and including three (3) months after the date of such termination of employment.

   Notwithstanding the foregoing, the optionee may exercise options granted hereunder at any time up to two years after his employment with the Trust ceases for any reason; however, if any option is exercised after the periods set forth in the preceding paragraph, or such longer periods for the valid exercise of an Incentive Option after termination as may be established under the Code, such option shall no longer be an Incentive Option but shall convert into a Non-qualified Option.

   In no event, however, shall any person be entitled to exercise any Option after the expiration of the period of exercisability of such Option as specified therein.

   If an Option or related Right granted hereunder shall be exercised by the legal representative of a deceased employee or former employee, or by a person who acquired an Option or Right hereunder by bequest or inheritance or by reason of the death of any employee or former employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or by equivalent proof of the right of such legal representative or other person to exercise such Option or Right.

   For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and the Trust (or any parent or subsidiary corporation) if, at the time of the determination, the individual was an "employee" of the Trust (or any parent or subsidiary corporation) for purposes of Section 422(a) of the Code. If an individual is on leave of absence taken with the consent of the corporation by which such individual was employed, or is on active military service, and is determined to be an "employee" for purposes of the exercise of an Option or Right, such individual shall not be entitled to exercise such Option or Right during such period and while the employment relationship is treated as continuing intact unless such individual shall have obtained the prior written consent of such corporation, which consent shall be signed by the Chairman of the Board, the President, an executive vice-president or other duly authorized officer of such corporation.

   A termination of employment shall not be deemed to occur by reason of (i) the transfer of a key employee from employment by the Trust to employment by a subsidiary corporation or a parent corporation of the Trust or (ii) the transfer of a key employee from employment by a subsidiary corporation or a parent corporation of the Trust to employment by the Trust or by another subsidiary or parent corporation of the Trust.

XIII. ADJUSTMENT OF SHARES; EFFECT OF CERTAIN TRANSACTIONS

   Notwithstanding any other provision contained herein, in the event of any change in the Shares subject to the Plan or to any Option or Right granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, or exchange of shares) and with respect to other dilutive or anti-dilutive events appropriate adjustments shall be made by the Committee as to the maximum number of Shares subject to the Plan available for, Options, Rights or Restricted Stock, the maximum number of Shares for which Options, Rights or Restricted Stock may be granted to any one employee, and the number of Shares and price per Share subject to outstanding Options or Rights as shall be equitable to prevent dilution or enlargement of rights under the Options, Rights or Restricted Stock, and the determination of the Committee as to these matters shall be conclusive; provided, however, that (i) any such adjustment with respect to an Incentive Option and any related Right shall comply with the rules of
Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an Incentive Option for purposes of Section 422 of the Code.


XIV. RIGHT TO TERMINATE EMPLOYMENT OR TRUSTEESHIP

   The Plan shall not impose any obligation on the Trust or on any subsidiary corporation or parent corporation thereof to continue the employment or trusteeship or directorship of any holder of any Option, Right or Restricted Stock; nor shall it impose any obligation on the part of any holder of Options, Rights or Restricted Stock to remain in the employ, or to remain a trustee or director, of the Trust or of any subsidiary corporation or parent corporation thereof.

XV. PURCHASE FOR INVESTMENT; SECURITIES ACT REGISTRATION

   Except as hereafter provided, the holder of Options, Rights or Restricted Stock granted or awarded hereunder shall, upon any exercise hereof, execute and deliver to the Trust a written statement, in form satisfactory to the Trust, in which such holder represents and warrants that such holder is purchasing or acquiring the Shares issued or awarded hereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent resale or distribution of any of such Shares shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with regard to the Shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, prior to any offer of sale or sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Trust, from counsel for or approved by the Trust, as to the application of such exemption thereto. The foregoing restriction shall not apply to (i) issuance by the Trust so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current or (ii) reofferings of Shares by affiliates of the Trust (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the Shares being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

XVI. ISSUANCE OF CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES


   Upon any exercise of an Option or related Right which may be granted hereunder or upon the vesting of Restricted Stock which may be awarded hereunder and, in the case of an Option, payment of the purchase price in accordance with Article VI hereof, a certificate or certificates for the Shares as to which the Option or related Right has been exercised or for the Shares as to which the Restricted Stock has vested shall be issued by the Trust in the name of the person exercising the Option or related Right or possessing the vested Restricted Stock and shall be delivered to or upon the order of such person or persons.

     The Trust may endorse such legend or legends upon the certificates of Shares issued upon exercise of an Option or Right or the vesting of Restricted Stock granted hereunder, and the Committee may issue such "stop transfer" instructions to its transfer agent in respect of such Shares, as such Committee, in its discretion, determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (ii) implement the provisions of any agreement between the Trust and the optionee or grantee with respect to such Shares, or (iii) permit the Trust to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

   The Trust shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Trust in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Securities Act, which fees and expenses shall be borne by the recipient of the Shares unless such Registration Statement has been filed by the Trust for its own corporate purposes (and the Trust so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of such Shares in the Registration Statement.

   All Shares issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.

XVII. WITHHOLDING TAXES

   The Trust may require a key employee exercising a Nonqualified Option or a related Right granted hereunder to reimburse the Trust which employs such employee for any taxes required by any government to be withheld or otherwise deducted and paid by such Trust or corporation in respect of the issuance of Shares. In lieu thereof, the Trust or corporation which employs such employee shall have the right to withhold the amount of such taxes from any other sums due or to become due from such Trust or corporation to the employee upon such terms and conditions as the Committee shall prescribe.

XVIII. CHANGE OF CONTROL

   Upon the occurrence of a Hostile Change of Control or a Change of Control as defined in this section:

     (i) each outstanding Option and related Rights shall automatically become fully exercisable notwithstanding any provision to the contrary herein; and


     (ii) restrictions and conditions on all Restricted Stock awards shall automatically be deemed waived, and the recipients of such Restricted Stock awards shall become entitled to receipt of the certificates evidencing the Restricted Stock, unless the Committee (provided the Committee is composed of the persons who were members thereof prior to a Hostile Change of Control) shall otherwise expressly provide.

   A "Hostile Change in Control" means a transaction, event or election constituting a "Change in Control" (as hereinafter defined) which was not approved by, or in, an election in which the Trustees participating in such election were nominated or elected by at least two-thirds of the members of the Board of Trustees of the Trust in office immediately prior to the Change in Control.

   A "Change in Control" of the Trust means and includes each and all of the following occurrences:


     (i) Any business combination, including but not limited to a merger of the Trust, which has been approved by the requisite vote of the shareholders;

     (ii) The acquisition by any person or "group" of persons (as defined under Section 13(d) of the Exchange Act), directly or indirectly, of twenty-five percent (25%) or more of the combined voting power of the outstanding shares of the Trust entitled to vote generally in the election of Trustees;

     (iii) Individuals who at the beginning of any period of three (3) consecutive years constitute the entire Board of Trustees of the Trust shall for any reason during such period cease to constitute a majority thereof;

     (iv) A change in control that would be required to be reported as such under the Exchange Act and/or the exercise by a person or group of "control" of the Trust within the meaning of Section 2(9) of the Investment Company Act of 1940, as amended; or

     (v) The Trust fails to qualify as a "REIT" under Sections 856 et seq. of the Code, by reason of five or fewer individuals owning more than 50% in value of the outstanding shares.

   If a Hostile Change in Control which would otherwise result in the abrogation of the hardship requirement and of the prior or simultaneous exercise of the Options requirement, will, in the nonreviewable judgment of the Committee, be deemed to constitute a "golden parachute" as same is defined under Section 280G of the Code ("Section 280G"), the Committee shall reduce the number of Shares which may otherwise be issued as a result of the exercise of the Right, to the extent necessary to avoid Section 280G treatment as a "golden parachute." Notwithstanding such an adjustment, however, the Trust makes no warranty as to the avoidance of Section 280G treatment.

XIX. LISTING OF SHARES AND RELATED MATTERS

   If at any time the Board of Trustees shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares shall be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Trustees.

XX. AMENDMENT OF THE PLAN

   The Board of Trustees or the Committee may, from time to time, amend the Plan; provided, however, that no amendment shall be made, without the approval of the shareholders of the Trust (a) if such approval is required by the Code in respect of Incentive Options or under Rule 16b-3 with respect to any Options granted pursuant to this Plan. Notwithstanding the foregoing, amendments by the Trustees or the Committee, to conform to or comply with changes in the Code or Rule 16b-3 may be adopted without shareholder approval (unless such approval is required by the Code). The rights and obligations under any Option or Right granted before amendment of the Plan or any unexercised portion of such Option or Right shall not be adversely affected by amendment of the Plan or the Option or Right without the consent of the holder of the Option or Right.

XXI. TERMINATION OR SUSPENSION OF THE PLAN

   The Board of Trustees may at any time suspend or terminate the Plan. The Plan, unless sooner terminated by action of the Board of Trustees, shall terminate at the close of business on the Termination Date. An Option, Right or Restricted Stock award may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option, Right or Restricted Stock award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option or Right was granted. The power of the Committee to construe and administer any Options, Rights or Restricted Stock award granted prior to the termination or suspension of the Plan under
Article III shall nevertheless continue after such termination or during such suspension.

XXII. GOVERNING LAW

   The Plan, such Options, Rights and Restricted Stock awards as may be granted hereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts, from time to time obtaining.

XXIII. EFFECTIVE DATE

The Plan shall become effective at 5:00 P.M., Eastern time, on the Effective Date, the date on which the Plan is adopted and approved by the shareholders of the Trust.

XXIV. EXCULPATION

MGI Properties is a Massachusetts trust and all persons dealing with the Trust must look solely to the property of this Trust for the enforcement of any claims against the Trust. Neither the Trustees, officers, agents nor shareholders of this Trust assume any personal liability for obligations entered into on its behalf.

                                  DETACH HERE                                MGI


                                   P R O X Y


                                 MGI PROPERTIES
                   Proxy solicited on behalf of the Board of
                 Trustees for Annual Meeting on March 27, 1997


     The undersigned hereby appoints W. PEARCE COUES and PHILLIP C. VITALI, and each of them with power in each to vote in the absence of the other, as the Proxy Agents of the undersigned, with full power of substitution and with all the powers the undersigned would possess if personally present to vote all the Common Shares of the undersigned in MGI PROPERTIES at the Annual Meeting of the Shareholders scheduled to be held on March 27, 1997 and at all adjournments thereof.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                                 | SEE REVERSE |
                                                                 |    SIDE     |

MGI Properties

February 24, 1997

Dear Shareholder:


You are cordially invited to attend the Annual Meeting of Shareholders to be held at 10:00 a.m. on Thursday, March 27, 1997, at the Boston Harbor Hotel, 70 Rowes Wharf, Boston, Massachusetts. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided.



                                                       Sincerely,

                                                       W. Pearce Coues
                                                       Chairman of the Board and
                                                       Chief Executive Officer




                                  DETACH HERE                              MGI

| X |  Please mark
       votes as in
       this example.

     1.   Election of two Trustees as recommended in Management's Proxy
          Statement

          Nominees:  Rodger P. Nordblom
                     and William F. Murdoch, Jr.

                       FOR              WITHHELD
                      [   ]              [   ]


     [ ]
     TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), PRINT NAME(S) ABOVE




     2. Ratification and approval of the adoption of MGI Properties' 1997 Employee Stock Option, Stock Appreciation Rights and Restricted Stock Plan:

                              FOR       AGAINST        ABSTAIN
                             [   ]       [   ]          [   ]


     3. In their discretion, upon such other business as may properly come before the meeting.

                          MARK HERE
                         FOR ADDRESS     [   ]
                          CHANGE AND
                         NOTE AT LEFT



Please insert date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such Corporations are requested to sign their name by their President or other authorized officer. All joint owners should sign.

Proxies will be voted for the election of Trustees and approval of the Plan as recommended in the Proxy Statement unless contrary instructions are hereinabove indicated. Discretionary authority is granted the Proxy Agents as to other matters that may come before the meeting. Management knows of no such other matters. Receipt of the MGI PROPERTIES Proxy Statement is hereby acknowledged. All proxies heretofore signed by the undersigned are hereby revoked.



Signature:               Date:               Signature:               Date: